EXHIBIT 99.1

Phoenix Footwear Group, Inc.

FOR IMMEDIATE RELEASE

PHOENIX FOOTWEAR GROUP, INC. ANNOUNCES
FOURTH QUARTER AND FULL-YEAR 2004 RESULTS

- Full Year Net Sales increase 95% to $76.4 million
Full Year Net Income increases over 200% to $3.0 million

Carlsbad, California, March 8, 2005 — Phoenix Footwear Group, Inc. (AMEX: PXG) announced today consolidated results for the fourth quarter and full year ended January 1, 2005. Net sales for the fourth quarter increased 83% totaling $20.7 million compared to $11.3 million for the fourth quarter of 2003.

The Company’s financial results for the fourth quarter of 2004 resulted in a net loss of $624,000 or $0.08 per diluted share compared to net income of $108,000 or $0.02 per diluted share for the fourth quarter of 2003. Gross margin for the 2004 fourth quarter was 35.4%, compared to 43.1% for the fourth quarter of 2003.

For the full year ended January 1, 2005, net sales increased 95% totaling $76.4 million versus $39.1 million for the full year 2003. Net income for the full-year 2004 was $3.0 million, compared to net income of $941,000 for the full year 2003. Net income per diluted share for the full year 2004 was $0.48, as compared to $0.22 for the comparable prior year period. Gross margin for the full year 2004 was 41.3%, compared to 42.5% for the full year 2003.

The per share amounts for the fourth quarter and full year ended January 1, 2005 include the effect of 2.9 million shares issued during fiscal 2004.

James R. Riedman, Chairman, commented, “We posted strong revenue growth and profitability in 2004, doubling the size of our business. While we are disappointed with our sales results, namely at our Altama and Trotters units, we are actively managing these brands to improve their results through investments in new products and increased sales support, and early returns are encouraging.”

Richard White, Chief Executive Officer, commented, “We have taken various steps to improve sales results for our Altama and Trotters brands. At Altama, we have placed the unit in a strong position to compete for two sizable DOD combat boot procurements in 2005, and have also continued to pursue non-DOD commercial business through the introduction of a new public safety footwear line, which we unveiled at the WSA Footwear Show in February. At Trotters, we have redesigned and repositioned the brand, and have also added two new sales positions to help broaden the brand’s distribution. In addition to these efforts, we have added additional sales and management positions across our portfolio, and are also looking forward to the initial build-out of our new Strol brand, which is the men’s version of our popular SoftWalk brand. Overall we are encouraged with the early performance of our brands this year, and are focused on restoring growth across our portfolio in 2005.”

Phoenix Footwear Group Reports Fourth Quarter Results . . . Page 2

Results for the Fourth Quarter Ended January 1, 2005

Net sales for the fourth quarter ended January 1, 2005 increased 83%, to $20.7 million compared to $11.3 million for the fourth quarter of 2004. This increase includes $6.9 million of new revenue associated with the Altama brand acquisition, completed during the third quarter of 2004. Excluding Altama, Phoenix’s Trotters, SoftWalk, H.S. Trask, and Royal Robbins brands generated organic growth of 12.9% during the fourth quarter as compared to pro forma net sales for these brands during the prior year quarter.

Gross margin in the fourth quarter was 35.4% of net sales, compared to 43.1% in the fourth quarter of 2003. The decrease in gross margin percent was primarily related to increased mark downs and close-out activity associated with retail market conditions and the Company’s liquidation of slow moving inventory. Additionally, the Company’s gross margins were negatively affected by the inclusion of the Altama brand gross margins which generate lower gross margins than our other branded products. Operating expenses for the fourth quarter of 2004 were $7.9 million or 38.2% of net sales, versus $4.4 million or 38.9% of net sales for the fourth quarter of 2003. This increase is related to increased operating costs associated with supporting a higher sales volume, our recently acquired brands and increased sales, design and management compensation expenses.

During the fourth quarter of 2004, interest expense totaled $385,000, compared to $107,000 in the comparable prior year period. This increase is primarily related to increased acquisition and working capital debt associated with our 2003 and 2004 brand acquisitions.

Results for the Full Year Ended January 1, 2005

Net sales for the full year ended January 1, 2005 increased 95% to $76.4 million as compared to $39.1 million for the full year 2003. Excluding Altama, net sales for the Company’s Trotters, SoftWalk, H.S. Trask, and Royal Robbins brands generated organic growth of 5.5% during the full year 2004, as compared to pro forma net sales for these brands during the prior year period.

Gross margin for the full year ended January 1, 2005 was 41.3% of net sales, compared to 42.5% for the full year 2003. The decrease in gross margin percentage was primarily related to increased mark downs and close-out activity and the inclusion of the Altama brand gross margins which generate lower gross margins than our other branded products. Operating expenses for the full year 2004 were $25.7 million or 33.6% of net sales, versus $14.1 million or 36.1% of net sales for the full year 2003. The dollar increase was related to increased operating costs associated with supporting a higher sales volume, our recently acquired brands and increased sales, design and management compensation expenses. The decline in operating expenses as a percentage of net sales is primarily attributable to non-recurring expenses recorded in the prior year totaling $1.4 million associated with litigation settlement, acquisition and corporate relocation costs partially offset by an excise tax refund. Additionally, Altama generally incurs lower operating expenses as a percentage of net sales than does the Company’s other brands.

Interest expense amounted to $888,000 for the full year ended January 1, 2005, compared to $620,000 for the full year 2003. This increase is primarily related to increased acquisition and working capital debt associated with our 2003 and 2004 brand acquisitions. Additionally, the prior year period results included interest charges totaling $376,000 associated with the dissenting stockholders’ litigation settlement.

Phoenix Footwear Group Reports Fourth Quarter Results . . . Page 3

2005 BUSINESS OUTLOOK

The following statements are based on current information and expectations, and actual results may differ materially. The Company can give no assurances that such expectations will prove correct. These statements do not include the potential impact of any mergers, acquisitions or other business combinations that may be completed after March 8, 2005. The Company makes these statements as of today and undertakes no obligation to update this information based on actual results during the period or changes in assumptions or estimates or other changes in the period. While it is currently expected that these business outlook statements will not be updated prior to the release of the Company’s first quarter 2005 earnings announcement, the Company reserves the right to update the outlook for any reason during the quarter, including the occurrence of material events.

For the full year 2005, the Company expects to report overall revenues of $90 to $95 million and diluted EPS of $0.65 to $0.70. Included in projected EPS is $0.12 per share in amortization charges of acquisition-related intangibles and charges related to the expensing of stock to employees in the Company’s 401(k) savings plan. These projections do not include the potential impact of any mergers, acquisitions or other business combinations that may be completed after the date of this press release.

Fourth Quarter 2004 Conference Call

The Company will host a conference call to discuss its fourth quarter 2004 results on Tuesday, March 8, 2005 at 11:00 a.m. Eastern Time. To access the conference call, please dial 888-858-4066 (U.S.), 973-935-2402 (Int’l) ten minutes prior to the start time. The conference call will also be available via live webcast on the investor portion of the Company’s website, located at www.phoenixfootwear.com. If you cannot listen to the conference call at its scheduled time, there will be a replay available through Tuesday, March 15, 2005, which can be accessed by dialing 877-519-4471 (U.S.), 973-341-3080 (Int’l), passcode 5788069. The webcast will also be archived on the Company’s website for one week.

About Phoenix Footwear Group, Inc.

Phoenix Footwear Group, Inc., headquartered in Carlsbad, California, designs, develops and markets men’s and women’s footwear and apparel. The Company’s premium brands include Trotters®, SoftWalk®, H.S. Trask®, Altama®, Ducks Unlimited® and Royal Robbins®. The Company was ranked by Footwear News as the fastest growing footwear firm during the three-year period of 1999 to year-end 2001, and the 10th most profitable for 2002 based on net margins. Phoenix Footwear Group, Inc. is traded on the American Stock Exchange under the symbol PXG.

Forward-Looking Statements:

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. These forward-looking statements include, but are not limited to, statements regarding the expected revenues, profits and earnings per share for the full year 2004, statements regarding future contracts and orders and/or statements preceded by, followed by or that include the words “believes,” “could,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “projects,” “seeks,” or similar expressions. Investors are cautioned that all forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Many of these risks and uncertainties are discussed in Phoenix Footwear’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 25, 2004 filed with the

Phoenix Footwear Group Reports Fourth Quarter Results . . . Page 4

Securities and Exchange Commission (the “SEC”), and in any subsequent reports filed with the SEC, all of which are available at the SEC’s website at www.sec.gov. These include without limitation: risks related to our acquisition efforts; changing consumer preferences and fashion trends; competition from other companies in our markets; the concentration of our sales to a relatively small group of customers; the potential financial instability of our customers; our ability to protect our intellectual property rights; the risks of doing business in international markets; our reliance on independent manufacturers; disruptions in Altama’s manufacturing system; our ability to replace revenues from lost sales to the DoD of products planned to be discontinued; the loss of one or more senior executives; adverse changes in U.S. government spending priorities; failure to retain existing U.S. government contracts or win new contracts; failure to obtain option awards, task orders, or funding under contracts; risks of contract performance; risks of contract termination, either for default or for the convenience of the U.S. government; adverse results of U.S. government audits of our U.S. government contracts; risks associated with complex U.S. government procurement laws and regulations; fluctuations in the price, availability and quality of raw materials; a decline in general economic conditions; the difficulty in evaluating our recent operating results given the significance of our recent acquisitions to our operations; the risk of dilution to investors and increased leverage from the financing of any future acquisitions; the risk of foreclosure on our assets by our bank in the event of a default under our secured credit arrangement; the possibility of impairment charges resulting from future adjustments to the value of goodwill recorded in connection with past or future acquisitions; the risk of dilution to stockholders’ ownership percentage as the result of the exercise of outstanding stock options; the negative effect on investment value and growth opportunities from a charge to earnings from the compensation of employees under our employee retirement plan; the control over the Company by a principal stockholder; our ability to manage inventory levels; and, fluctuations in our financial results as a result of the seasonality in our business. Although Phoenix Footwear believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by Phoenix Footwear or any other person that the objectives and plans of Phoenix Footwear will be achieved. All forward-looking statements included in this press release are based on our current expectations and projections about future events, based on information available at the time of the release, and Phoenix Footwear assumes no obligation to update any forward-looking statement.

The Company has discussed pro forma organic sales growth for four of its five brands, and provided a comparison of fiscal 2004 net sales to fiscal 2003 pro forma net sales for all five brands. These are non-GAAP financial measures of reported sales. In discussing pro forma organic sales growth, the Company has compared pro forma net sales for the fourth quarter and full year of fiscal 2003 and fiscal 2004 for the four brands that it owned for the entire fiscal 2004. This discussion includes unaudited prior year period net sales of H.S. Trask and Royal Robbins for fiscal 2003, but excludes the net sales of its latest acquisition, Altama, for fiscal 2004. Additionally, in presenting a comparison of pro forma net sales of all of the Company’s brands for the fourth quarter and full year of fiscal 2003 to its actual net sales for the same periods in fiscal 2004 in the financial tables in this press release, the Company has included unaudited pro forma combined net sales of H.S. Trask and Royal Robbins for fiscal 2003 but net sales for Altama in fiscal 2003 only for the identical period that the Company owned it in fiscal 2004 (July 20 through the end of the fiscal year). This pro forma information is considered to be non-GAAP financial measures. The sales figures for the brands acquired in the 2003 and 2004 acquisitions are internally prepared and unaudited, and have not been reviewed by the Company’s independent accountants. Management believes that discussing pro forma organic sales growth for these brands, and also providing a comparison of pro forma net sales for all of the Company’s brands in this fashion, provides a better understanding of the Company’s net sales performance

Phoenix Footwear Group Reports Fourth Quarter Results . . . Page 5

and trends than reported revenue because it allows for more meaningful comparisons of current-period revenue to that of prior periods on a comparable basis.

The non-GAAP financial measures discussed in the preceding paragraph and elsewhere in this report do not replace the presentation of Phoenix Footwear’s GAAP financial results and do not necessarily reflect the actual financial results of the combined companies for the periods presented. A reconciliation of the non-GAAP financial measures contained in this report to the most comparable GAAP measures is as follows:

	Pro Forma Net Sales	Pro Forma Net Sales
	for the Three	for the Twelve
	Months Ended	Months Ended
	December 27, 2003	December 27, 2003
	(in thousands)	(in thousands)
	(unaudited)	(unaudited)
2003 Acquired Brands:
H.S. Trask :1/1/03 – 8/7/03[1]		$4,971
H.S. Trask :8/8/03 – 12/27/03	$2,453	3,964

Total Brand Net Sales	2,453	8,935

Royal Robbins, Inc.: 1/1/03 – 10/31/03[2]	912	15,418
Royal Robbins, Inc.: 11/1/03 – 12/27/03	708	708

Total Brand Net Sales	1,620	16,126

2004 Acquired Brand:
Altama Delta Co :1/1/03 – 7/19/03[3]		16,760
Altama Delta Co.:7/20/03 – 12/27/03	10,526	18,621

Total Brand Net Sales		35,381

Total Net Sales – 2003 Acquired Brands	$14,599	$60,442

1.	The Company completed its acquisition of H.S. Trask & Co. on August 7, 2003.

2.	The Company completed its acquisition of Royal Robbins, Inc. on October 31, 2003.

3.	The Company completed its acquisition of Altama Delta Corporation on July 19, 2004.

(See Attached Financial Tables)

Contacts:

Kenneth Wolf	Todd St.Onge
Chief Financial Officer	Brainerd Communicators, Inc.
Phoenix Footwear Group, Inc.	(212) 986-6667
(760) 602-9688

Phoenix Footwear Group, Inc.

Consolidated Condensed Statement of Operations

	For the Quarter Ended
	(Unaudited)				For the Twelve Months Ended
	January 1,		December 27,		January 1,		December 27,
	2005		2003		2005		2003
Net sales	$20,696,000	100%	$11,316,000	100%	$76,386,000	100%	$39,077,000	100%
Cost of goods sold	13,378,000	65%	6,442,000	57%	44,802,000	59%	22,457,000	57%

Gross profit	7,318,000	35%	4,874,000	43%	31,584,000	41%	16,620,000	43%

Operating expenses:
Selling and administrative expenses	7,870,000	38%	4,233,000	37%	25,610,000	34%	12,696,000	32%
Other expense, net	51,000	0%	146,000	1%	113,000	0%	1,377,000	4%

Total operating expenses	7,921,000	38%	4,379,000	39%	25,723,000	34%	14,073,000	36%

Income from operations	(603,000)	-3%	495,000	4%	5,861,000	8%	2,547,000	10%
Interest expense	385,000		107,000		888,000		620,000

Income before income taxes	(988,000)	-5%	388,000	3%	4,973,000	7%	1,927,000	5%
Income tax provision	(364,000)		280,000		1,990,000		986,000

Net Income	$(624,000)	-3%	$108,000	1%	$2,983,000	4%	$941,000	2%

Earnings per common share:
Basic	($0.08)		$0.02		$0.51		$0.24
Diluted	($0.08)		$0.02		$0.48		$0.22

Weighted-average shares outstanding:
Basic	7,347,610		4,430,618		5,793,920		3,963,382
Diluted	7,347,610		4,950,153		6,277,222		4,350,132

Phoenix Footwear Group, Inc.

Consolidated Condensed Balance Sheets

	As of	As of
	January 1,	December 27,
	2005	2003
ASSETS
Current assets:
Cash	$694,000	$1,058,000
Accounts receivable, net	11,177,000	8,083,000
Other accounts receivable	911,000	530,000
Inventories, net	28,317,000	12,717,000
Other current assets	3,178,000	803,000

Total current assets	44,277,000	23,191,000

Property, plant & equipment, net	3,530,000	1,623,000
Goodwill & unamortizable intangibles	38,349,000	8,998,000
Intangible assets, net	4,728,000	1,766,000
Other assets	121,000	833,000

	$91,005,000	$36,411,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,568,000	$4,782,000
Accrued expenses	3,550,000	1,077,000
Contingent liability	—	1,942,000
Notes payable — current	3,656,000	1,661,000
Deferred Income tax	—	195,000
Income taxes payable	—	111,000

Total current liabilities	14,774,000	9,768,000

Notes payable, non-current	22,951,000	10,421,000
Other long term liabilities	1,504,000	—
Deferred income tax	2,090,000	1,235,000

Total liabilities	41,319,000	21,424,000

Stockholders’ equity	49,686,000	14,987,000

	$91,005,000	$36,411,000

Phoenix Footwear Group, Inc
Condensed Net Sales and Pro-forma Net Sales Information
(Unaudited)

Net Sales by Brand

	Quarter Ended
	January 1,	December 27,	Growth / Decline
	2005	2003	Dollars	Percent
Trotters	$5,171,000	$5,273,000	($102,000)	-1.9%
SoftWalk	2,986,000	2,883,000	$103,000	3.6%
H.S. Trask (1)	2,691,000	2,453,000	$238,000	9.7%
Royal Robbins (2)	2,957,000	1,620,000	1,337,000	82.5%

	13,805,000	12,229,000	1,576,000	12.9%
Altama (3)	6,891,000	10,526,000	($3,635,000)	-34.5%

	$20,696,000	$22,755,000	($2,059,000)	-9.0%

	Year Ended
	January 1,	December 27,	Growth / Decline
	2005	2003	Dollars	Percent
Trotters	$21,293,000	$22,226,000	($933,000)	-4.2%
SoftWalk	13,198,000	12,178,000	$1,020,000	8.4%
H.S. Trask (1)	7,039,000	8,935,000	($1,896,000)	-21.2%
Royal Robbins (2)	21,220,000	16,126,000	$5,094,000	31.6%

	62,750,000	59,465,000	3,285,000	5.5%
Altama (3) (4)	13,636,000	18,621,000	($4,985,000)	-26.8%

	$76,386,000	$78,086,000	($1,700,000)	-2.2%

(1)	The Company completed its acquisition of H.S. Trask & Co. on August 7, 2003. The net sales figures presented for the periods in fiscal 2003 represent pro forma combined net sales for the brand.

(2)	The Company completed its acquisition of Royal Robbins, Inc. on October 31, 2003. The net sales figures presented for the periods in fiscal 2003 represent pro forma combined net sales for the brand.

(3)	The Company completed its acquisition of Altama Delta Corporation on July 19, 2004.

(4)	Represents the period from July 20 through the period ending January 1, 2005 and December 27,2003, respectively.